UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2013

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On March 24, 2013, John F. Gilbert III, notified Ignite Restaurant Group, Inc. (the “Company”) that he would not stand for re-election to the Board of Directors of the Company at the Company’s annual meeting of stockholders on June 4, 2013.  Mr. Gilbert will remain on the Company’s Board of Directors until the annual meeting of stockholders.

(d) The Board of Directors of the Company increased the number of directors on the Board of Directors from six to seven.  Effective March 28, 2013, Fritzi Woods accepted the board’s invitation to join the Board of Directors of the Company to fill the vacancy.  There are no arrangements between Ms. Woods and any other person pursuant to which Ms. Woods was selected as a director. Ms. Woods was also appointed to the Company’s Audit Committee.

Ms. Woods is the President and CEO of Women’s Foodservice Forum (WFF), a corporate leadership development association dedicated to creating and implementing gender diverse leadership strategies for mid and senior level executives in some of the world’s largest foodservice companies. Her expertise encompasses multiple industries and business models including foodservice, both restaurant and equipment, publishing, interactive media, not-for profit associations and natural resources. Ms. Woods was previously the chairman and CEO of PrimeSource Foodservice Equipment, Inc. Prior to joining PrimeSource, Ms. Woods served in multiple senior executive roles at The Dallas Morning News, as finance controller for the Semi-Conductor Manufacturing Division of Motorola, executive deputy director for the Office of Administration at the State of Texas Natural Resources Conservation Commission, and as chief financial officer and vice president of finance and administration at the Greater Houston Convention & Visitors Bureau. Ms. Woods started her career as an auditor with Arthur Andersen & Co.  Ms. Woods has over 20 years of public and private board of directors and governance experience. Her past and current directorships include, BUCA, a multi-chain restaurant company, Jamba Juice, Inc., PrimeSource Foodservice Equipment, Inc., and Lone Star New Markets, a private equity fund.  Ms. Woods is a certified public accountant.

In connection with her service on the Board of Directors, Ms. Woods will enter into an Indemnification Agreement with the Company, a form of which was previously filed as Exhibit 10.12 to Amendment No. 7 to the Company’s Registration Statement on Form S-1 filed on May 8, 2012.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2013

IGNITE RESTAURANT GROUP, INC.

	By:	/s/ Michael J. Dixon
Michael J. Dixon
President and Chief Financial Officer

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